                                                                  EXHIBIT (a)(3)


                            RUSSELL INSURANCE FUNDS

                      AMENDMENT TO MASTER TRUST AGREEMENT

                    Regarding Designation of Resident Agent

AMENDMENT NO. 3 to the Amended Master Trust Agreement dated July 11, 1996 (referred to herein as the "Agreement"), done this 28th day of June, 1999, by the Trustees under such Agreement.

                                  WITNESSETH:
                                  -----------

     WHEREAS, Section 3.2 of the Agreement authorizes the Trustees to appoint and terminate agents; and

     WHEREAS, The trustees wish to provide for the designation of CT Corporation System, located at 2 Oliver Street, Boston, Massachusetts 02109, as Russell Insurance Fund's Resident Agent in the Commonwealth of Massachusetts; and

     WHEREAS, the Trustees propose that such designation shall be effective upon the filing of this Amendment with The Commonwealth of Massachusetts; and

     NOW, THEREFORE, the Trustees hereby amend the Agreement to designate CT Corporation System, located at the address listed above, as Russell Insurance Fund's Resident Agent in the Commonwealth of Massachusetts; and to provide for such further actions as necessary and appropriate in furtherance thereof.

The undersigned hereby certify that the Amendment set forth above has been duly adopted in accordance with the provisions of the Master Trust Agreement.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands and seals for themselves and their assigns, as of the day and year first above written. This instrument may be executed in one or more counterparts, all of which shall together constitute a single instrument.


/s/ Lynn L. Anderson                               /s/ Eleanor W. Palmer
-------------------------                          ---------------------------
Lynn L. Anderson                                   Eleanor W. Palmer


/s/ Paul E. Anderson                               /s/ Lee C. Gingrich
-------------------------                          ---------------------------
Paul E. Anderson                                   Lee C. Gingrich


/s/ Paul Anton                                     /s/ William E. Baxter
-------------------------                          ---------------------------
Paul Anton                                         William E. Baxter